                               AGREEMENT AND PLAN

                                       OF

                                 REORGANIZATION

                             Dated November 9, 1998


                                  By and Among


                          Mercristo Developments, Inc.

                           Hungarian Ferroalloys, Inc.

                             and the shareholders of

                           Hungarian Ferroalloys, Inc.

                        who are Parties to this Agreement


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                                      INDEX

ARTICLE I -- SALE AND TRANSFER OF HFI STOCK

1.1  HFI Stock; Power of Attorney............................................1
1.2  Purchase Price..........................................................1

ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF HFI

2.1  Valid Corporate Existence, Qualification................................2
2.2  Capitalization..........................................................2
2.3  Consents................................................................3
2.4  Corporate Authority Binding Nature of Agreement;
     Title to HFI Stock, etc.................................................3
2.5  Financial Statements and Liabilities....................................3
2.6  Adverse Developments....................................................4
2.7  Taxes...................................................................4
2.8  Ownership of Assets;
     Trademarks, etc.........................................................4
2.9  Insurance...............................................................4
2.10 Litigation; Compliance with Law ........................................5
2.11 Permits and Lice .......................................................5
2.12 Real Property ..........................................................5
2.13 Agreements and Obligations; Performance ................................5
2.14 Conditions of Assets ...................................................6
2.15 Banking Arragements ....................................................6
2.18 No Breach ..............................................................7
2.19 Brokers.................................................................7

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF
               MERCRISTO DEVELOPMENTS, INC.

3.1  Valid Corporate Existence; Qualification................................7
3.2  Capitalization..........................................................8
3.3  Consents................................................................8
3.4  Corporate Authority;
     Binding Nature of Agreement, etc........................................8
3.5  Financial Statements and Liabilities....................................9
3.6  Securities and Exchange Commission Filings.............................10
3.7  Adverse Developments...................................................10
3.8  Taxes..................................................................10
3.9  Ownership of Assets....................................................10
3.10 Insurance..............................................................10
3.11 Litigation; Compliance with law........................................11
3.12 Permits and Licenses...................................................11
3.13 Real Property..........................................................12
3.14 Agreements and Obligations; Performance................................12
3.15 Banking Arrangements...................................................13
3.16 Salary Information.....................................................13
3.17 Employment Benefit Plans...............................................13
3.18 No Breach..............................................................13

                                       ii

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3.19 Brokers................................................................14

ARTICLE IV -- PRE-CLOSING COVENANTS

4.1  HFI Covenants..........................................................14
4.2  Mercristo Developments, Inc. Covenants.................................15

ARTICLE V -- MERCRISTO DEVELOPMENTS, INC. STOCK

5.1  Acquisition of Mercristo Developments, Inc. Stock......................16
5.2  Restrictive Legend.....................................................17

ARTICLE VI -- CONDITIONS PRECEDENT TO THE OBLIGATION OF
              MERCRISTO DEVELOPMENTS, INC. TO CLOSE

6.1  Representations and Warranties.........................................17
6.2  Covenants..............................................................17
6.3  No Actions.............................................................17
6.4  Consents; Licenses and Permits.........................................17
6.5  Certificate............................................................17
6.6  Additional Documents...................................................17
6.7  Approval of Counsel....................................................17

ARTICLE VII -- CONDITIONS PRECEDENT TO THE OBLIGATION OF
               HFI AND THE STOCKHOLDERS TO CLOSE

7.1  Representations and Warranties.........................................18
7.2  Covenants..............................................................19
7.3  Surrender of Mercristo Developments, Inc.
          Shares to Treasury................................................19
7.4  HFI Board Designations.................................................19
7.5  No Actions.............................................................19
7.6  Certificate............................................................19
7.7  Additional Documents...................................................19
7.8  Approval of Counsel....................................................19

ARTICLE VIII -- CLOSING

8.1  Location...............................................................19
8.2  Items to be Delivered by HFI and the
          HFI Stockholders..................................................20
8.3  Items to be Delivered by
          Mercristo Developments, Inc.......................................20
8.4  Other Items to be Delivered by
          Mercristo Developments, Inc.......................................20

ARTICLE IX -- SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.1  Survival...............................................................20
9.2  Indemnification........................................................21
9.3  Defense of Claims......................................................21

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9.4   Rights Without Prejudice..............................................21

ARTICLE X -- TERMINATION AND WAIVER

10.1  Termination...........................................................21
10.2  Waiver................................................................22


ARTICLE XI -- MISCELLANEOUS PROVISIONS

11.1  Expenses..............................................................22
11.2  Confidential Information..............................................23
11.3  Modification, Termination or Waiver...................................23
11.4  Publicity.............................................................23
11.5  Notices...............................................................23
11.6  Binding Effect and Assignment.........................................24
11.7  Entire Agreement......................................................24
11.8  Exhibits..............................................................24
11.9  Governing Law.........................................................24
11.10 Counterparts..........................................................25
11.11 Section Headings......................................................25


EXHIBITS

1.1A       Hungarian Ferroalloys, Inc. - Stockholders.
1.1B       Power of Attorney for Agreement Execution
1.2        Mercristo Developments, Inc.- Shares to be Issued in
                    Exchange for Shares of HFI.
2.1        Hungarian Ferroalloys Minutes
2.5(b)     Hungarian Ferroalloys, Inc. - Liabilities to be
                    Reflected or Reserved Against
2.5(c)     Hungarian Ferroalloyws, Inc. - Indebtedness,
                    Related Liens and Instruments
           and/or Agreements Relating Thereto
2.5(d)     Hungarian Ferroalloys, Inc. - Assumed, Guaranteed
                    or Endorsed Indebtedness
2.7        Hungarian Ferroalloyws, Inc. - Unpaid Taxes
2.8        Hungarian Ferroalloys, Inc. - Assets Subject to
                    Liens or Other Interests
2.12       Hungarian Ferroalloys, Inc. - Real Property Leases
2.13       Hungarian Ferroalloys, Inc. - Listed Agreements
2.15       Hungarian Ferroalloys, Inc. - Banking Arrangements
2.16       Hungarian Ferroalloys, Inc. - Salary Information
2.17       Hungarian Ferroalloys, Inc. - Employment Benefit Plan
3.5(b)     Mercristo Developments, Inc.- Liabilities to be
                    Reflected or Reserved Against
3.5(c)     Mercristo Developments, Inc.- Indebtedness, Related
                    Liens and Instruments and/or Agreements
                    Relating Thereto
3.5(d)     Mercristo Developments, Inc. - Assumed, Guaranteed or
                    Endorsed Indebtedness

                                       iv

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3.8        Mercristo Developments, Inc. - Unpaid Taxes
3.9        Mercristo Developments, Inc. - Intellectual Property/
                    Intangible Assets
3.10       Mercristo Developments, Inc. - Insurance Policies
3.13       Mercristo Developments, Inc. - Real Property Leases
3.14       Mercristo Developments, Inc. - Listed Agreements
3.15       Mercristo Developments, Inc. - Banking Arrangements
3.16       Mercristo Developments, Inc. - Salary Information
3.17       Mercristo Developments, Inc. - Employee Benefit Plans

                                        v

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         AGREEMENT AND PLAN OF REORGANIZATION dated as of November 9, 1998 (the
         "Agreement") by and among Mercristo Developments, Inc., a Delaware Corporation ("Mercristo"), Hungarian Ferroalloys, Inc., a Delaware Corporation ("HFI"), and the HFI shareholders who are parties to this Agreement (collectively, the "HFI Stockholders")

                    -----------------------------------------


                  The HFI Stockholders all of the outstanding shares of capital stock of HFI (the "Minimum Shares"). Mercristo desires to acquire the Shares in a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986 (the "Reorganization").

                  NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, Mercristo, HFI and the HFI Stockholders agree as follows:


                                    ARTICLE I

                         Sale and Transfer of HFI Stock
                         ------------------------------

                  1.1 HFI Stock; Power of Attorney. Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as hereinafter defined in Section 8.1), the HFI Stockholders shall sell, transfer and deliver to Mercristo and Mercristo shall acquire from the HFI Stockholders, shares of Common Stock of HFI, in the denominations set forth opposite their names on
Exhibit 1.1A hereto, being all of the issued and outstanding shares of capital stock of HFI as of the date hereof (collectively, the "HFI Stock"), free and clear of all liens, pledges, encumbrances, charges and claims thereon. Certificates evidencing the HFI Stock will be delivered to Mercristo duly endorsed in blank or accompanied by appropriate stock powers endorsed in blank.
Exhibit 1.1B hereto are one or more Powers of Attorney (and corporate resolutions, as applicable) by the, HFI Stockholders for execution of this Agreement.

                  1.2 Purchase Price. Upon the sale, transfer and delivery to Mercristo by the HFI Stockholders of the HFI Stock as set forth in Section 1.1A, and in consideration therefor, Mercristo shall deliver to the HFI Stockholders (and among them in proportion to their ownership of the HFI Stock) certificates evidencing 15,867,510 shares of Mercristo Common Stock par value

$.001 per share (the "Mercristo Stock") (6 shares of Mercristo for each of HFI share tendered). All said Mercristo Stock shall be issued in the names and denominations as set forth on Exhibit 1.2 hereto.


                                   ARTICLE II

                      Representations and Warranties of HFI
                      -------------------------------------

                  HFI makes the following representations and warranties to Mercristo and the HFI Shareholders make the representations set forth in Section
2.4 as they relate to them, as Shareholders, to Mercristo.

                  2.1 Valid Corporate Existence; Qualification. HFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HFI has the corporate power to carry on its business as now conducted and to own its assets. HFI is not qualified to conduct business in any other jurisdiction, except in the State of Delaware, there being no other jurisdiction in which failure to qualify would have a material adverse effect on HFI, and its assets, properties or business, and there has not been any claim by any other jurisdiction to the effect that HFI is required to qualify or otherwise be authorized to do business as a foreign corporation therein. Copies of HFI's Certificate of Incorporation, good standing certificate (certified by the appropriate official of the State of Delaware) and By-Laws (certified by HFI's Secretary), as amended to date, which will be delivered to Mercristo at or prior to the Closing, are true and complete copies of those documents as now in effect. The minute books of HFI contain accurate records of all meetings of its Board of Directors, and stockholders since its incorporation, and accurately reflect all transactions referred to therein. A true copy of HFI's Minute Book with the foregoing is enclosed as Exhibit 2.1 hereto.

                  HFI's subsidiary, Salgotarjan Ferroallowys Works Kereskedelmi, KFT, a Hungarian corporation ("SWF"), is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; has the corporate power to own manage, lease and hold its properties and to carry on its business as such business is presently conducted; and is duly qualified to do business in each jurisdiction where the character of its properties or nature of its business requires it to be so qualified.

                  2.2 Capitalization. The authorized capital stock of HFI consists of 11,000,000 shares of which 10,000,000 shares are Common Stock, $.01 par value of which 2,644,585 shares are issued

                                        2

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and outstanding and 1,000,000 shares of Preferred Stock, none of which are presently outstanding. All of such shares of Common Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which HFI is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of HFI. There are no outstanding securities of HFI convertible or exchangeable, actually or contingently, into shares of Common Stock or any other securities of HFI.

                  2.3 Consents. There are no consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of HFI, or the HFI Stockholders, to enable each of such persons to enter into and carry out this Agreement in all material respects.

                  2.4 Corporate Authority; Binding Nature of Agreement; Title to HFI Stock, etc. HFI and each of the HFI Stockholders have the power to enter into this Agreement and to carry out its, his or her obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of HFI and no other corporate proceedings on the part of HFI are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of each of HFI and the HFI Stockholders and is enforceable in accordance with its terms. The HFI Stockholders individually represent and warrant to Mercristo that they are, and at the Closing will be, the sole record and beneficial owners of the respective shares of HFI Stock held by them, free and clear of all liens, charges, encumbrances and claims. The HFI Stockholders further represent and warrant to Mercristo that they have, and at the Closing will have, good and marketable title to their respective shares of HFI Stock and subject to pertinent federal and state rules and regulations, pertaining to the sale of unregistered securities, the absolute and unqualified right to sell, transfer and deliver the HFI Stock to Mercristo. The delivery of the HFI Stock to Mercristo at the Closing pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all manner of liens, pledges, encumbrances, charges and claims.

                  2.5  Financial Statements and Liabilities

                  (a) HFI has delivered to Mercristo true and complete copies of its draft audited financial statements as of and for the year ended July 31, 1996. HFI represents and warrants as to the audit delay that it is caused by a late start on the work and is not due to any problem or possible exception from the audit

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report. All future financial statements will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be indicated in the notes thereto.

                  (b) Exhibit 2.5(b) sets forth (i) the amount of all indebtedness for borrowed money of HFI outstanding on the date hereof, (ii) any lien with respect to such indebtedness and (iii) a list of each instrument or agreement governing such indebtedness (true and correct copies of which will be provided to Mercristo at or before Closing). Except as set forth on Exhibit 2.5(c),no default (or event which with the giving of notice or passage of time would constitute a default) exists with respect to or under any such indebtedness or any instrument or agreement relating thereto.

                  (c) Except as set forth on Exhibit 2.5(c), other than in the normal course of business, HFI has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other person or entity.

                  2.6 Adverse Developments. HFI knows of no material adverse changes in the assets, properties, operations or financial condition of HFI, and no event has occurred which could be reasonably expected to have a materially adverse effect upon the business of HFI, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would be of a materially adverse nature.

                  2.7 Taxes. Except as set forth on Exhibit 2.7, HFI has filed all tax returns and reports required to be filed within the applicable periods for such filings. Except as set forth on Exhibit 2.7, HFI has paid all taxes (including any foreign, federal, state or local taxes)through the years ended December 31, 1997 required to be paid. Except as set forth on Exhibit 2.7 no deficiencies for any tax have been proposed or assessed against HFI and, to the knowledge of HFI, there are no tax audits pending or contemplated. Other than for taxes which are not yet due, there is no tax lien, whether imposed by any federal, state, local or foreign taxing authority outstanding against HFI's business or assets.

                  2.8 Ownership of Assets; Trademarks, etc. Except as set forth in Exhibit 2.8, HFI owns outright, and has good and marketable title to all of its assets, properties and businesses, free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges.

                  2.9 Insurance. Neither HFI nor its subsidiary have any insurance policies.

                  2.10 Litigation; Compliance with Law. Except as set forth in
Exhibit 2.10, there are no actions, suits, proceedings or governmental investigations relating to HFI or its properties, assets or business pending or, to the knowledge of HFI, after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding, against HFI or against or relating to its properties, assets or business; and HFI, after reasonable inquiry, does not know of any basis for any such actions, suits or proceedings. To the best of HFI's knowledge, as it relates to compliance with laws, it is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business, the violation of which would have a material adverse effect on HFI.

                  2.11 Permits and Licenses. HFI has all material permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted; all such permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of HFI, after reasonable inquiry, no suspension or cancellation of any of such permits, licenses, etc., is threatened; and HFI is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals.

                  2.12 Real Property. Exhibit 2.12 sets forth a brief description of the real property owned by HFI and/or SFW. A description of the lease of SWF is described in Exhibit 2.12 which lease is now in full force and effect, and all amounts payable thereunder have been paid. All uses of the leased real property by HFI and/or SWF conform, in all material respects, to all the terms of the lease relating thereto.

                  2.13 Agreements and Obligations; Performance. Exhibit 2.13 sets forth a list of agreements to which HFI is a party. (the "Listed Agreements"). Other than the Listed Agreements, HFI is not party to, or bound by any: (i) written or oral agreement or other contractual commitment, understanding or obligation which involves aggregate payments or receipts in excess of $10,000; (ii) contract, arrangement, commitment or understanding which involves aggregate payments or receipts in excess of $10,000 that cannot be canceled on thirty (30) days or less notice without penalty or premium or any continuing obligation or liability; (iii) contractual obligation or contractual liability of any kind to any of the HFI Stockholders except in such instances that any HFI stockholders are also noteholders of HFI; (iv) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation or liability; (v) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (vi) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (vii) lease for real or personal property (including borrowings thereon), license or royalty agreement; (viii) union or other collective bargaining agreement; (ix) agreement, commitment or understanding relating to indebtedness for borrowed money; (x) contract containing covenants limiting the freedom of HFI to engage or compete in any line or business or with any person in any geographical area; or (xi) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business. A true and correct copy of each of the written Listed Agreements requested by Mercristo has been delivered to Mercristo. To the best of its knowledge, HFI has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements and has received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. HFI knows of no material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

                  2.14 Condition of Assets. Exhibit 2.14(A) contains the report of Belcan Engineering Group, Inc., dated August 17, 1995 and Exhibit 2.14(B) contains the environmental report of Golden Associates dated September 12, 1995. HFI and SWF are relying on said report with respect to the condition of its assets and makes no representations and warranties relating thereto.

                  2.15 Banking Arrangements. Exhibit 2.15 sets forth the name of each bank in or with which HFI or its subsidiaries has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all persons currently authorized to draw thereon or having access thereto; and the names of all persons, if any, now holding powers of attorney from HFI and a summary statement of the terms thereof.

                  2.16 Salary Information. Exhibit 2.16 contains a list of the names and current salary rates of and bonus commitments to all present officers of HFI, and the names and current annual salary rates of all other persons employed by HFI whose annual salaries exceed $50,000.

                  2.17 Employee Benefit Plans. Except as set forth in Exhibit
2.17 HFI does not maintain or make any employer contributions under any "pension" or "welfare" benefit plans, as such term is defined by the Employee Retirement Income Security Act of 1974, as amended.

                  2.18 No Breach. Neither the execution and delivery of this Agreement nor compliance by HFI with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

                  (a) violate or conflict with any provision of the Certificate of Incorporation or By-laws of HFI;

                  (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which HFI is a party or by which HFI or any of its properties or assets may be bound;

                  (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of HFI pursuant to the terms of any such agreement or instrument;

                  (d) violate any judgement, order, injunction, decree or award against, or binding upon, HFI or upon its properties or assets; or


                  (e) violate any law or regulation of any jurisdiction relating to HFI, its securities, assets or properties.

                  2.19 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with Mercristo, HFI and the HFI Stockholders, without the intervention of any broker, finder, investment banker or other third party. HFI agrees to indemnify Mercristo against, and to hold it harmless from any claim for brokerage or similar commissions or other compensation which may be made against Mercristo by any third party in connection with any of the transactions contemplated hereby which claim is based upon any action by HFI.

                                   ARTICLE III

                   Representations and Warranties of Mercristo
                   -------------------------------------------

                  Mercristo makes the following representations and warranties to HFI and each of the HFI Stockholders:

                  3.1 Valid Corporate Existence; Qualification. Mercristo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

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Mercristo has the corporate power to carry on its business as now conducted and to own its assets. Mercristo is not qualified to conduct business in any other jurisdiction except for its business being currently conducted in Ottawa, Canada, there being no other jurisdiction in which failure to qualify would have a material adverse effect on Mercristo and its assets, properties or business, and there has not been any claim by any jurisdiction to the effect Mercristo is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of Mercristo's Certificate of Incorporation (as certified by the Secretary of the State of Delaware) and By-Laws (as certified by the Secretary of Mercristo, as the case may be), as amended to date, which will be delivered to HFI prior to the Closing, are true and complete copies of those documents as now in effect. Mercristo's subsidiary, Edwards Arabians, Inc., a Canadian corporation, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; has the corporate power to own manage, lease and hold its properties and to carry on its business as such business is presently conducted; and is duly qualified to do business in each jurisdiction where the character of its properties or nature of its business requires it to be so qualified.

                  3.2 Capitalization. The authorized capital stock of Mercristo consists of 100,000,000 shares of common stock, par value $.001 per share, of which 13,193,022 shares are issued and outstanding on the date hereof (after taking into account the surrender of 4,647,498 shares to Mercristo's treasury) Upon the closing, Mercristo shall issue and declare outstanding 15,867,510 shares is for 2,664,585 shares of HFI to be tendered. All of such shares are and will be duly authorized and validly issued and outstanding, fully paid and non-assessable. Except as contemplated by this Agreement and in connection with the transactions to be consummated hereby, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Mercristo is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of security of Mercristo, nor are there any outstanding securities of Mercristo convertible or exchangeable, actually or contingently, into shares of Mercristo Stock or any other securities of Mercristo.

                  3.3 Consents. No consents of governmental and other regulatory agencies, foreign or domestic, and of other third parties is required to be received by or on the part of Mercristo to enable it to enter into and carry out this Agreement in all material respects.

                  3.4 Corporate Authority; Binding Nature of Agreement; etc. Mercristo has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Mercristo prior to the Closing. No other corporate proceedings on the part of Mercristo are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Mercristo and is enforceable in accordance with its terms.

                  3.5  Financial Statements and Liabilities

                       (a) Mercristo has delivered to HFI true and complete copies of its audited financial statements as of and for the years ended January 31, 1998 and 1997 and unaudited financial statements for the six months ended July 31, 1998. All of such financial statements have been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, as to the July 31 interim financial statements, except for the absence of notes thereto) and present fairly in all material respects the financial position of Mercristo as of the dates thereof and the results of Mercristo's operations for the periods then ended (subject, in the case of the July 31, 1998 interim financial statements to year-end adjustments, all of which adjustments will consist of normal recurring accruals consistent with past practice).

                       (b) Mercristo has no liabilities or obligations (whether accrued, absolute, contingent, known, unknown or otherwise, and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with GAAP) except (i) liabilities reflected in the financial statements (ii) liabilities expressly set forth on Exhibit 3.5(b) which includes material liabilities (over 10% of prior liabilities) and obligations incurred by the Company since July 31, 1998 (the "Mercristo Balance Sheet Date"), whether or not incurred in the ordinary course of business consistent with past practices.

                       (c) Exhibit 3.5(c) sets forth (i) the amount of all indebtedness for borrowed money of Mercristo outstanding on the date hereof,
(ii) any lien with respect to such indebtedness and (iii) a list of each instrument or agreement governing such indebtedness (true and correct copies of which will be provided to HFI at or before Closing). Except as set forth on
Exhibit 3.5(c),no default (or event which with the giving of notice or passage of time would constitute a default) exists with respect to or under any such indebtedness or any instrument or agreement relating thereto.

                       (d) Except as set forth on Exhibit 3.5(d), since the Mercristo Balance Sheet Date, Mercristo has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other person or entity.

                  3.6. Securities and Exchange Commission Filings. Mercristo has heretofore delivered to HFI copies of Mercristo's report on Form 10-K for the year ended January 31, 1998 and reports on Form 10-Q for the three months ended July 31, 1998. As of their respective dates, such reports complied in all material respects with all applicable requirements of the Securities Exchange Act of 1934, as amended and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Mercristo included in such reports have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and as to unaudited statements, except for the absence of notes thereto), and present fairly in all material respects the financial position of Mercristo as of the dates thereof and the results of Mercristo's operations for the periods then ended (subject, in all cases of unaudited interim financial statements, to year-end adjustments, all of which adjustments will consist of normal recurring accruals consistent with past practice).

                  3.7 Adverse Developments. Since the Mercristo Balance Sheet Date, there have been no material adverse changes in the assets, properties, operations or financial condition of Mercristo, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially adverse effect upon the business of Mercristo, and Mercristo, after reasonable inquiry, knows of no development or threatened development of a nature that is, or which could be reasonably expected to have, a materially adverse effect upon the business of Mercristo or upon any of its assets, properties, operations or financial condition.

                  3.8 Taxes. Except as set forth on Exhibit 3.8, Mercristo has filed all tax returns and reports required to be filed within the applicable periods for such filings. Except as set forth on Exhibit 3.8, Mercristo has paid all taxes (including any foreign, federal, state or local taxes through the years ended January 31, 1998 required to be paid. Except as set forth on Exhibit
3.8 no deficiencies for any tax have been proposed or assessed against Mercristo and, to the knowledge of Mercristo, there are no tax audits pending or contemplated. Other than for taxes which are not yet due, there is no tax lien, whether imposed by any federal, state, local or foreign taxing authority outstanding against Mercristo's business or assets.

                  3.9 Ownership of Assets. Mercristo owns outright, and has good and marketable title to all of its assets and properties reflected in the Mercristo balance sheet, except as the same may have been disposed of in the ordinary course of business since the Mercristo Balance Sheet Date, free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges whatsoever. Exhibit
3.9 sets forth a list of all patents, copyrights, trademarks, trade names or other similar intangible assets owned by Mercristo.

                  3.10 Insurance. Exhibit 3.10 hereto is a complete and correct list of all insurance polices presently in effect that relate to Mercristo and its subsidiaries, their assets or employees. All such policies have been in full force and effect from and after the date(s) set forth on Exhibit 3.10 and all premiums due and payable with respect to such policies have been paid. To the knowledge of Mercristo, there is no inaccuracy in any application for any such policy which may reasonably be expected to form a basis for termination of any such policy. Mercristo has complied in all material respects with the provisions of such policies, and such polies (i) provide insurance covering risks in amounts customary for Mercristo's business, and (ii) are sufficient for compliance in all material respects with all contracts which Mercristo is a party and all requirements of law.

                  3.11 Litigation, Compliance with Law. There are no actions, suits, proceedings or governmental investigations relating to Mercristo or its properties, assets or business pending or, to the knowledge of Mercristo, after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding, against Mercristo or against or relating to its properties, assets or business; and Mercristo, after reasonable inquiry, does not know of any basis for any such actions, suits or proceedings. To the best of Mercristo's knowledge, as it relates to compliance with laws, it is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business, the violation of which would have a material adverse effect on Mercristo.

                  3.12 Permits and Licenses. Mercristo has all material permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted; all such permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of Mercristo, after reasonable inquiry, no suspension or cancellation of any of such permits, licenses, etc., is threatened; and Mercristo is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals.

                  3.13 Real Property. Exhibit 3.13 sets forth a brief description of all real property owned and leased by Mercristo. Except as set forth on Exhibit 3.13. All leases of real property described in Exhibit 3.13 are now in full force and effect, and all amounts payable thereunder have been paid. All uses of the leased real property by Mercristo conform, in all material respects, to all the terms of the lease relating thereto.

                  3.14 Agreements and Obligations; Performance. Exhibit 3.14 sets forth a list of agreements to which Mercristo is a party. (the "Listed Agreements"). Other than the Listed Agreements, Mercristo is not party to, or bound by any: (i) written or oral agreement or other contractual commitment, understanding or obligation which involves aggregate payments or receipts in excess of $10,000; (ii) contract, arrangement, commitment or understanding which involves aggregate payments or receipts in excess of $10,000 that cannot be canceled on thirty (30) days or less notice without penalty or premium or any continuing obligation or liability; (iii) contractual obligation or contractual liability of any kind to any of the Mercristo stockholders except in such instances that any Mercristo stockholders are also noteholders of Mercristo;
(iv) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation or liability; (v) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (vi) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (vii) lease for real or personal property (including borrowings thereon), license or royalty agreement;
(viii) union or other collective bargaining agreement; (ix) agreement, commitment or understanding relating to indebtedness for borrowed money; (x) contract containing covenants limiting the freedom of Mercristo to engage or compete in any line or business or with any person in any geographical area; or
(xi) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business. A true and correct copy of each of the written Listed Agreements requested by HFI has been delivered to HFI. To the best of its knowledge, Mercristo has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements and has received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. Mercristo knows of no material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

                  3.15 Banking Arrangements. Exhibit 3.15 sets forth the name of each bank in or with which Mercristo and its subsidiaries has an account, credit line or safety deposit box, including the names of all persons currently authorized to draw thereon or having access thereto; and the names of all persons, if any, now holding powers of attorney from Mercristo and a summary statement of the terms thereof.

                  3.16 Salary Information. Exhibit 3.16 contains a list of the names and current salary rates of and bonus commitments to all present officers of Mercristo, and the names and current annual salary rates of all other persons employed by Mercristo whose annual salaries exceed $50,000.

                  3.17 Employment Benefit Plans. Except as set forth in Exhibit
3.17 Mercristo does not maintain or make any employer contributions under any "pension" or "welfare" benefit plans, as such term is defined by the Employee Retirement Income Security Act of 1974, as amended.

                  3.18 No Breach. Neither the execution and delivery of this Agreement nor compliance by Mercristo with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

                       (a) violate or conflict with any provision of the Articles of Incorporation or By-laws of Mercristo;

                       (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which Mercristo or any of the Mercristo stockholders is a party or by which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

                       (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Mercristo pursuant to the terms of any such agreement or instrument;

                       (d) violate any judgement, order, injunction, decree or award against, or binding upon, Mercristo or upon their respective properties or assets; or

                       (e) violate any law or regulation of any jurisdiction relating to Mercristo, its securities, assets or properties.

                  3.19 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with HFI and the HFI Stockholders, without the intervention of any broker, finder, investment banker or other third party. Mercristo agrees to indemnify HFI against, and to hold it harmless from any claim for brokerage or similar commissions or other compensation which may be made against HFI by any third party in connection with any of the transactions contemplated hereby which claim is based upon any action by Mercristo.


                                   ARTICLE IV

                              Pre-Closing Covenants
                              ---------------------

                  4.1 HFI Covenants. HFI, hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement (the "Pre-Closing Period"):

                      (a) Access. HFI shall afford to the officers, attorneys, accountants and other authorized representatives of Mercristo free and full access, during regular business hours and upon reasonable notice, to all of its books, records, personnel and properties so that Mercristo, at its own expense, may have full opportunity to make such review, examination and investigation as Mercristo may desire of HFI's business and affairs. HFI will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to Mercristo of all material facts affecting its financial condition and business operations.

                      (b) Conduct of Business. HFI shall conduct its business only in the ordinary and usual course and make no material change in any of its business practices and policies without the prior written consent of Mercristo, which shall not be unreasonably withheld or delayed.

                      (c) Liabilities. HFI shall not incur any obligation or liability, absolute or contingent, except for non-material ones incurred in the ordinary and usual course of its business.

                      (d) Preservation of Business. HFI will use its best efforts to preserve its business organization intact, to keep available the services of its present officers, employees and consultants and to preserve its good will.

                      (e) No Breach. HFI will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the Closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify Mercristo of any event or fact which represents or is likely to cause such a breach or default.

                       (f) No Negotiations. For so long as this Agreement shall remain in effect, neither HFI nor any of its officers or directors nor any of their respective affiliates, employees, agents or representatives shall enter into or conduct negotiations, or enter into any agreement or understanding, for the sale or possible sale of any of HFI's securities or business or a material amount of its assets with anyone other than Mercristo.

                  4.2 Mercristo Covenants. Mercristo, hereby covenants that, during the Pre-Closing Period:

                       (a) Access. Mercristo shall afford to the officers, attorneys, accountants and other authorized representatives of HFI free and full access, during regular business hours and upon reasonable notice, to all of its books, records, personnel and properties so that any of such persons, at their own expense, may have full opportunity to make such review, examination and investigation as any of them may desire of the business and affairs of Mercristo. Mercristo will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to each of HFI and the HFI Stockholders of all material facts affecting their respective financial conditions and business operations.

                       (b) Conduct of Business. Mercristo shall conduct its business only in the ordinary and usual course and make no material change in any of its business practices and policies without the prior written consent of HFI, which shall not be unreasonably withheld or delayed.

                       (c) Liabilities. Mercristo shall not incur any obligation or liability, absolute or contingent, except for non-material ones incurred in the ordinary and usual course of its business.

                       (d) Preservation of Business. Mercristo will use its best efforts to preserve its business organization intact, keep available the services of its present officers, employees and consultants and to preserve good will.

                       (e) No Breach. Mercristo will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify HFI of any event or fact which represents or is likely to cause such a breach or default.

                  4.3 Legal Fees. HFI, its shareholders and Mercristo shall each bear their own costs and expenses if this transaction is abandoned at any time.


                                    ARTICLE V

                                 Mercristo Stock
                                 ---------------

                  5.1 Acquisition of Mercristo Stock. Each of the HFI Stockholders represents and warrants that the Mercristo Stock to be acquired pursuant to the terms of Section 1.2 hereof is being acquired for his own account, with no intention of assigning any participation or interest therein, and without a view to the distribution of any portion thereof, except in accordance with the Securities Act of 1933, as amended (the "1933 Act"). Each HFI Stockholder agrees not to sell, assign, transfer or encumber any of such shares unless (i) a registration statement under the 1933 Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the 1933 Act, or (ii) a no-action letter is obtained from the staff of the Securities and Exchange Commission (the "Commission") with respect to such proposed sale, assignment, transfer or encumbering, or (iii) Mercristo has received a written opinion of counsel, reasonably satisfactory to Mercristo that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer or encumbering does not require registration under the Act.

                  Each HFI Stockholder understands that, the Mercristo Stock is not being registered under the 1933 Act and must be held indefinitely unless it is subsequently registered thereunder or an exemption from such registration is available. Each HFI Stockholder understands that, except as otherwise provided in this Agreement, the Mercristo Stock is not being registered under the 1933 Act in part on the ground that the issuance thereof is exempt under Section 4(2) of the 1933 Act as a transaction by an issuer not involving a public offering; that Mercristo's reliance on such exemption is predicated in part on the foregoing representation and warranty of such HFI Stockholder and that in the view of the Commission, the statutory basis for the exemption claimed would not be present if, notwithstanding such representation and warranty, such HFI Stockholder contemplates acquiring any of the Mercristo Stock for sale upon the occurrence or non-occurrence of some predetermined event.

                  5.2 Restrictive Legend. Each HFI Stockholder understands that Mercristo will have an appropriate stop order placed on its stock records indicating the existence of the terms of this Agreement, and that the certificates representing the Mercristo Stock shall bear a legend in substantially the following form:


                 "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE SOLD, TRANSFERRED OR ENCUMBERED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS UNNECESSARY.


                                   ARTICLE VI
                     Conditions Precedent to the Obligation
                              of Mercristo to Close
                     --------------------------------------

                  The obligation of Mercristo to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Mercristo (except when the fulfillment of such condition is a requirement of law):

                  6.1 Representations and Warranties. All representations and warranties of HFI and the HFI Stockholders contained in this Agreement and in any written statement (except financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

                  6.2 Covenants. HFI and each of the HFI Stockholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

                  6.3 No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of Mercristo to own the HFI Stock or to operate or control the assets, properties and business of HFI after the Closing Date, or which might have a materially adverse effect thereon.

                  6.4 Consents; Licenses and Permits. HFI, Mercristo, and the HFI Stockholders shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement.

                  6.5 Certificate. Mercristo shall have received a certificate dated the Closing Date, signed by the President and Secretary of HFI as to the satisfaction of the conditions contained in Sections 6.1 and 6.2.

                  6.6 Additional Documents. HFI and Mercristo shall have delivered all such other certificates and documents as Mercristo or its counsel may have reasonably requested.

                  6.7 Approval of Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved as to the form and substance by counsel to Mercristo, which approval shall not be unreasonably withheld or delayed.


                                   ARTICLE VII

                     Conditions Precedent to the Obligation
                    of HFI and the HFI Stockholders to Close
                    ----------------------------------------

                  The obligation of HFI and the HFI Stockholders to enter into and complete the Closing is subject to the fulfillment, prior to or on the closing Date, of each of the following conditions, any one or more of which may be waived by HFI and the HFI Stockholders (except when the fulfillment of such condition is a requirement of law):

                  7.1 Representations and Warranties. All representations and warranties of Mercristo and contained in this Agreement and in any written statement, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

                  7.2 Covenants. Mercristo shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

                  7.3 Surrender of Mercristo Treasury Shares. Shareholders of Mercristo shall have surrendered to Mercristo's treasury,4,647,498 shares of Mercristo's common stock.

                  7.4 HFI Board Designations. The Board of Directors of Mercristo shall have appointed three (3) members to its Board of Directors designated by HFI and such number of Mercristo's Board of Directors shall thereafter resign, so that the Mercristo Board of Directors shall consist of three (3) members designated by HFI and two (2) members designated by Mercristo.

                  7.5 No Actions. No action, suit, proceeding, or investigation shall have been instituted, and be continuing, before a court or before or by a governmental body or agency, or have been threatened, and be unresolved, by any governmental body or agency to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

                  7.6 Certificate. HFI and the HFI Stockholders shall have received a certificate dated the Closing Date, signed by the President and Secretary of Mercristo as to the satisfaction of the conditions contained in Sections 7.1, 7.2 and 7.3.

                  7.7 Additional Documents. Mercristo shall have delivered all such certified resolutions, certificates and documents with respect to Mercristo as HFI, the HFI Stockholders or their counsel may have reasonably requested.

                  7.8 Approval of Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by counsel to HFI, which approval shall not be unreasonably withheld or delayed.


                                  ARTICLE VIII

                                     Closing
                                     -------

                  8.1 Location. The Closing provided for herein shall take place at the offices of Bondy & Schloss LLP, 6 East 43rd Street, New York, NY 10017, at 12:00 o'clock noon, November 13, 1998 or at such other time and place as may be mutually agreed to by the parties hereto. Such date is referred to in this Agreement as the "Closing Date."

                  8.2 Items to be Delivered by HFI and the HFI Stockholders. At the Closing, the HFI Stockholders will deliver or cause to be delivered to
Mercristo:

                      (a) Certificates representing the HFI Stock in accordance with Section 1.1 hereof, accompanied by all instruments and documents as in the opinion of Mercristo's counsel shall be necessary to effect the transfer of and to vest title in and to the HFI Stock in Mercristo, free and clear of all liens, pledges, encumbrances, charges and claims thereon;

                      (b)  The certificates required by Section 6.5; and

                      (c) Such other certified resolutions, documents and certificates as are required to be delivered by HFI and the HFI Stockholders pursuant to the provisions of the Agreement.

                  8.3 Items to be Delivered by Mercristo. At the Closing, Mercristo will deliver or cause to be delivered to the HFI Stockholders:

                      (a) Certificates evidencing the Mercristo Stock in accordance with Section 1.2 hereof;

                      (b)  The certificate required by Section 7.5;

                      (c) Resolutions appointing three (3) HFI designees to the Mercristo board of directors and resignations of such number of Mercristo board members so that the Mercristo board of directors shall consist of five (5) members at closing; and

                      (d) Such other certified resolutions, documents and certificates as are required to be delivered by Mercristo pursuant to the provisions of this Agreement.


                                   ARTICLE IX

                  Survival of Representations; Indemnification
                  --------------------------------------------

                  9.1 Survival. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitation expressly set forth in this Agreement unless any such performance and/or obligation is waived in writing by the party to whom it is owed.

                  9.2  Indemnification.

                  Mercristo on the one hand, and HFI on the other hand, each agrees to indemnify and hold harmless the other from and against any and all obligations or liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, counsel fees and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of any act or omission of the indemnifying party or for which it is otherwise responsible, commencing or occurring on or prior to the Closing Date, which is not fully disclosed or provided for in the indemnifying party's balance sheet, this Agreement or the several exhibits hereto, including, without limitation, any tax liabilities to the extent not so reflected or reserved against in said balance sheet and any liability arising out of Federal and State securities laws.

                  9.3 Defense of Claims. A party entitled to Indemnification hereunder (an "Indemnified Party") agrees to notify each party required to indemnify hereunder (an "Indemnifying Party") with reasonable promptness of any claim asserted against it in respect of which any Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. An Indemnifying Party shall have the right to defend any such claim at its or his own expense and with counsel of its or his choice; provided, however, that such counsel shall have been approved by the Indemnified Party prior to engagement, which approval shall not be unreasonably withheld or delayed; and provided further, that the Indemnified Party may participate in such defense, if it so chooses, with its own counsel and at its own expense.

                  9.4 Rights Without Prejudice. The rights of the parties under this Article are without prejudice to any other rights or remedies that it may have by reason of this Agreement or as otherwise provided by law.


                                    ARTICLE X

                             Termination and Waiver
                             ----------------------

                  10.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

                       (a) By mutual consent of the Board of Directors of Mercristo and HFI;

                       (b)  By Mercristo if any of the conditions set forth in

Article VI hereof shall not have been fulfilled on or prior to [November 30, 1998], or shall become incapable of fulfillment, and shall not have been waived;

                       (c) By HFI and the HFI Stockholders if any of the conditions set forth in Article VII hereof shall not have been fulfilled on or prior to [November 30, 1998], or shall have become incapable of fulfillment, and shall not have been waived;

                       (d) By either party if any legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgement of the terminating party, to consummate same.

                  In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto except for any liability which may arise pursuant to Section 11.2.

                  10.2 Waiver. Any condition to the performance of HFI, the HFI Stockholders and/or Mercristo which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.


                                   ARTICLE XI

                            Miscellaneous Provisions
                            ------------------------

                  11.1 Expenses. Except as otherwise provided herein, each of the parties hereto shall bear his or its own expenses in connection herewith.

                  11.2 Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other parties all such documents (including the exhibits attached to this Agreement) then in such receiving party's possession without retaining copies thereof; provided, however, that each party's obligations under this Section to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed. The parties agree that the remedy at law for any breach of this Section will be inadequate and a non-breaching party will be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited hereunder.

                  11.3 Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

                  11.4 Publicity. The parties agree that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

                  11.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, two days after the date of mailing, as follows:

                            If to Mercristo, to:

                                  Mercristo Developments, Inc.
                                  240 Argylle Avenue
                                  Ottawa Ontario A6

                            with a copy to:

                                  James Leonne, Esq.
                                  1275 Lake Heathrow Lane #115B
                                  Heathrow, FL 32746
                                  (407) 805-9200 (phone)
                                  (407) 805-9030 (fax)
                            and if to HFI and the HFI
                                  Stockholders, to each of them at:

                                  Hungarian Ferroalloys, Inc.
                                  c/o W.H. Payne & Co.
                                  Sandringham House
                                  199 Southwark Bridge Road
                                  London, SE1 0HA

                            with a copy to:

                                  Gerald A. Adler, Esq.
                                  Bondy & Schloss LLP
                                  6 East 43rd Street
                                  New York, New York 10017

                  The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

                  11.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other parties.

                  11.7 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

                  11.8 Exhibits. All exhibits annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such exhibits, documents, or instruments shall be deemed to refer to and include all such exhibits, documents and instruments.

                  11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within that State, excluding the choice of law rules thereof.

                  11.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

                  11.11 Section Headings. The section headings contained in this Agreement are inserted for conveniences of reference only and shall not affect the meaning or interpretation of this Agreement.

                  IN WITNESS the parties have executed this Agreement as of the date first above written.

                                                 Hungarian Ferroalloys, Inc.



                                                 By: /s/ Peter J.L. Lawrence
                                                     ---------------------------
                                                     Peter J.L. Lawrence
                                                     Chairman

                                                 Mercristo Developments, Inc.



                                                 By: /s/ David G. Edwards
                                                     ---------------------------
                                                     David G. Edwards
                                                     Chief Executive Officer
Hungarian Ferroalloys, Inc.
Shareholders


By: /s/ Peter J.L. Lawrence
    ------------------------
    Peter J.L. Lawrence
    (Attorney in Fact)